EXHIBIT 24.1

PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Accurexa, Inc. of our report dated February 27, 2015 on our audit of the financial statements of Accurexa, Inc. as of December 31, 2014 and December 31, 2013 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2014 and December 31, 2013 and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

July 24, 2015